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                                                                 ARTHUR ANDERSEN


January 28, 2000                                      Arthur Andersen LLP

                                                      Suite 1300
                                                      711 Louisiana Street
                                                      Houston TX 77002-2786

Office of the Chief Accountant                        Tel 713 237 2323
Securities and Exchange Commission                    Fax 713 237 2780
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the paragraphs of Item 4 included in the Form 8-K dated January 28, 2000 of Zydeco Energy, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,
/s/ Arthur Andersen LLP
Arthur Andersen LLP

cc: Mr. Sam B. Myers
    Chief Executive Officer
    Zydeco Energy, Inc.